UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD		21401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Mortgage Financing

On July 27, 2012, an indirect, wholly owned subsidiary of Chesapeake Lodging Trust (the “Trust”) entered into a loan agreement with Western National Life Insurance Company to obtain a $70.0 million loan secured by a first mortgage lien on the Denver Marriott City Center, and related equipment, fixtures, personal property and other assets. The loan has a term of 30 years, but is callable by the lender after 10 years, and the Trust expects the lender to call the loan at that time. The loan carries a fixed interest rate of 4.90% per annum, with principal and interest payments calculated based on a 30-year amortization. The loan agreement and related documents contain representations, warranties, covenants, conditions and events of default customary for single-property mortgage financings of this type. Proceeds from the loan were used to repay the remaining outstanding borrowings under the Trust’s revolving credit facility and for general business purposes.

Contract for Pending Hotel Acquisition

On July 31, 2012, the Trust announced that it had entered into a definitive agreement to acquire a full-service hotel located in San Diego, California for $62.0 million from an unaffiliated third party. The Trust intends to fund the acquisition with available cash and cash equivalents and by borrowing under its revolving credit facility. The Trust expects the acquisition to close in the third quarter 2012, subject to customary closing conditions, but can give no assurance that the acquisition will be consummated during that time period, or at all.

Certain statements and assumptions in this filing contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When the Trust uses the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, the Trust intends to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the Trust’s expectations as to the mix of consideration to be paid and time for completing, if at all, the acquisition described. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Trust’s control. The Trust undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances, except as required by law.

Item 2.02.	Results of Operations and Financial Condition.

On July 31, 2012, the Trust issued a press release announcing its financial results for the quarter ended June 30, 2012. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

The information furnished under this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 above under the caption “Mortgage Financing” related to the Trust’s entrance into a loan agreement on July 27, 2012 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release dated July 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2012	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer